EXHIBIT 99.1

ANSYS Announces Q4 2017 Financial Results: A Strong Finish Reflecting Record Bookings, Revenue, EPS and Operating Cash Flow

Company Provides Impact of New U.S. Tax Law and Initiates Q1 and FY 2018 Outlook

Fourth Quarter 2017

  GAAP revenue of $302.3 million and non-GAAP revenue of $303.4 million
  GAAP diluted earnings per share of $0.61 and non-GAAP diluted earnings per share of $1.07
  GAAP operating profit margin of 33.3% and non-GAAP operating profit margin of 42.6%
  Operating cash flows of $103.5 million

Fiscal Year 2017

  GAAP revenue of $1,095.3 million and non-GAAP revenue of $1,098.1 million
  GAAP diluted earnings per share of $2.98 and non-GAAP diluted earnings per share of $4.01
  GAAP operating profit margin of 35.7% and non-GAAP operating profit margin of 46.4%
  Operating cash flows of $430.4 million

Other Highlights

  Deferred revenue and backlog of $769.7 million at December 31, 2017, an increase of 21% over Q4 2016
  Repurchased 0.8 million shares in the fourth quarter at an average price of $150.33 and 2.8 million shares in FY 2017 at an average price of $122.20

PITTSBURGH, Feb. 21, 2018 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ:ANSS), today reported fourth quarter 2017 GAAP and non-GAAP revenue growth of 9% in constant currency. For FY 2017, GAAP and non-GAAP revenue growth was 10% and 11%, respectively, in constant currency. Recurring revenue, which comprises lease license and annual maintenance revenue, totaled 70% and 71% of revenue for the fourth quarter on a GAAP and non-GAAP basis, respectively. For FY 2017, recurring revenue totaled 75% of revenue. For the fourth quarter, the Company reported decreased diluted earnings per share of 24% on a GAAP basis and 9% growth in diluted earnings per share on a non-GAAP basis. For FY 2017, the Company reported a decrease of less than 1% and an increase of 10% in diluted earnings per share on a GAAP and non-GAAP basis, respectively. The GAAP diluted earnings per share amounts were significantly impacted by the Tax Cuts and Jobs Act.

Ajei Gopal, ANSYS President and CEO, commented, “Our performance in 2017 significantly exceeded my expectations coming into the year. We broke through the $1 billion revenue barrier, we grew our annual revenue by double-digits for the first time in five years, and we were added to the S&P 500 Index. We have made continued progress with our go-to-market initiatives, as illustrated by the 21% annual growth in our deferred revenue and backlog, ending the year at a record $770 million. We did all of this while maintaining industry-leading margins, delivering higher-than-expected EPS and extending our technology lead against the competition."

In addition, Gopal stated, "In January 2018, we released ANSYS® 19, the most feature-rich release in our nearly 50-year history of innovation. We are excited about the pipeline of opportunities that lie ahead for 2018 and beyond. Customer feedback has been outstanding, and product downloads have been strong. Our flagship products are the heart of our success, and we'll continue to support the core use cases for these solutions and expand them to support emerging customer initiatives like autonomous vehicles and smart connected products. We are also reaching new audiences with solutions like Discovery LiveTM, which is available for trial and sale through a new e-commerce portal that premiered this month.”

Maria Shields, ANSYS CFO, stated, “The strength of our core business and our dedication to execution is reflected in our strong financial performance for both the quarter and the year. Our Q4 and fiscal year 2017 revenues and earnings represented new company records. We also ended the year with record operating cash flows and deferred revenue and backlog, demonstrating progress toward our stated long-term goal of sustained, double-digit revenue growth. To achieve our growth objectives, we will continue to move forward with investments in our core products, high-growth adjacent markets and our business infrastructure.”

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (Tax Reform). Tax Reform makes broad and complex changes to the U.S. tax code. The new law adversely impacted our GAAP income tax provision for Q4 2017. In connection with our initial analysis of the impact of Tax Reform, a discrete net tax expense of $17.9 million was recorded in the period ending December 31, 2017, primarily consisting of $1.9 million for the revaluation of net deferred tax assets related to the corporate rate reduction and $16.0 million for the transition tax. In addition to the $17.9 million charge, we would have recognized a $4.8 million benefit in the fourth quarter related to foreign earnings repatriation, but this benefit was eliminated due to Tax Reform. These items were excluded for non-GAAP purposes as discussed in the Non-GAAP Measures section below.

Financial Results

ANSYS' fourth quarter and fiscal year 2017 and 2016 financial results are presented below. The 2017 and 2016 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs, restructuring charges and the impact of the Tax Cuts and Jobs Act.

GAAP and non-GAAP results:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q4 2017	Q4 2016	% Change	Q4 2017	Q4 2016	% Change
Revenue	$302.3	$270.6	12%	$303.4	$270.6	12%
Net income	$52.6	$70.0	(25)%	$92.8	$86.1	8%
Earnings per share	$0.61	$0.80	(24)%	$1.07	$0.98	9%
Operating profit margin	33.3%	35.8%		42.6%	45.1%
Operating cash flow	$103.5	$99.2	4%

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	FY 2017	FY 2016	% Change	FY 2017	FY 2016	% Change
Revenue	$1,095.3	$988.5	11%	$1,098.1	$988.6	11%
Net income	$259.3	$265.6	(2)%	$347.9	$322.9	8%
Earnings per share	$2.98	$2.99	—%	$4.01	$3.63	10%
Operating profit margin	35.7%	38.1%		46.4%	47.0%
Operating cash flow	$430.4	$366.0	18%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2018 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and twelve months ended December 31, 2017 and 2016, and for the 2018 financial outlook, are included in the condensed financial information included in this release.

Management's 2018 Financial Outlook

The Company's first quarter and fiscal year 2018 revenue and earnings per share guidance is provided below. The revenue and earnings per share guidance is provided on both a GAAP and a non-GAAP basis, and in accordance with both ASC 605 and ASC 606. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets and acquisition-related transaction costs.

First Quarter 2018 Guidance

The Company currently expects the following for the quarter ending March 31, 2018:

(in millions, except per share data)	GAAP	non-GAAP
Revenue under ASC 606	$261.0 - $281.0	$261.0 - $281.0
Diluted earnings per share under ASC 606	$0.70 - $0.88	$0.90 - $1.05
Revenue under ASC 605	$274.6 - $284.6	$275.0 - $285.0
Diluted earnings per share under ASC 605	$0.82 - $0.92	$1.02 - $1.09

Fiscal Year 2018 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2018:

(in millions, except per share data)	GAAP	non-GAAP
Revenue under ASC 606	$1,152.0 - $1,232.0	$1,152.0 - $1,232.0
Diluted earnings per share under ASC 606	$3.38 - $4.11	$4.41 - $5.04
Revenue under ASC 605	$1,191.3 - $1,226.3	$1,192.0 - $1,227.0
Diluted earnings per share under ASC 605	$3.72 - $4.06	$4.76 - $5.00

(in millions)	Other Financial Metrics
Annual Contract Value (ACV)	$1,230.0 - $1,275.0
Operating cash flows*	$430.0 - $470.0

*The Company's operating cash flow guidance reflects an adverse impact of approximately $20.0 million related to the acceleration of income tax payments associated with deferred revenue and backlog credited to retained earnings and never recognized as revenue in the financial statements.

ACV is comprised of the following:

  the annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus the value of perpetual license contracts with start dates during the period, plus the value of services contracts completed during the period and expected to be fulfilled over the next 12 months.

Conference Call Information

ANSYS will hold a conference call at 8:30 a.m. Eastern Time on February 22, 2018 to discuss fourth quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call and only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 10116584. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com/events-and-presentations/events.aspx.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	December 31, 2017	December 31, 2016
ASSETS:
Cash & short-term investments	$881,787	$822,860
Accounts receivable, net	124,659	107,192
Goodwill	1,378,553	1,337,215
Other intangibles, net	157,625	172,619
Other assets	398,999	360,640
Total assets	$2,941,623	$2,800,526
LIABILITIES & STOCKHOLDERS' EQUITY:
Deferred revenue	$440,491	$403,279
Other liabilities	255,301	188,842
Stockholders' equity	2,245,831	2,208,405
Total liabilities & stockholders' equity	$2,941,623	$2,800,526

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue:
Software licenses	$176,596	$161,506	$624,964	$568,174
Maintenance and service	125,740	109,122	470,286	420,291
Total revenue	302,336	270,628	1,095,250	988,465
Cost of sales:
Software licenses	10,224	9,155	34,421	28,860
Amortization	9,902	9,548	36,794	38,092
Maintenance and service	20,686	20,275	78,949	79,908
Total cost of sales	40,812	38,978	150,164	146,860
Gross profit	261,524	231,650	945,086	841,605
Operating expenses:
Selling, general and administrative	108,157	85,950	338,640	269,515
Research and development	49,222	45,560	202,746	183,093
Amortization	3,466	3,174	12,972	12,755
Total operating expenses	160,845	134,684	554,358	465,363
Operating income	100,679	96,966	390,728	376,242
Interest income	2,135	1,099	6,962	4,209
Other (expense) income, net	(484)	1	(1,996)	(136)
Income before income tax provision	102,330	98,066	395,694	380,315
Income tax provision	49,745	28,083	136,443	114,679
Net income	$52,585	$69,983	$259,251	$265,636
Earnings per share – basic:
Earnings per share	$0.62	$0.81	$3.05	$3.05
Weighted average shares	84,557	86,198	84,988	87,227
Earnings per share – diluted:
Earnings per share	$0.61	$0.80	$2.98	$2.99
Weighted average shares	86,709	87,811	86,854	88,969

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
	Three Months Ended
	December 31, 2017				December 31, 2016
(in thousands, except percentages and per share data)	As Reported	Adjustments		Non-GAAP Results	As Reported	Adjustments		Non-GAAP Results
Total revenue	$302,336	$1,108	(1)	$303,444	$270,628	$—		$270,628
Operating income	100,679	28,582	(2)	129,261	96,966	25,124	(4)	122,090
Operating profit margin	33.3%			42.6%	35.8%			45.1%
Net income	$52,585	$40,183	(3)	$92,768	$69,983	$16,141	(5)	$86,124
Earnings per share – diluted:
Earnings per share	$0.61			$1.07	$0.80			$0.98
Weighted average shares	86,709			86,709	87,811			87,811

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $13.7 million of stock-based compensation expense, $13.4 million of amortization expense associated with intangible assets acquired in business combinations, $0.4 million of transaction expenses related to business combinations and the $1.1 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $11.0 million, excluding the impact of the Tax Cuts and Jobs Act, and rabbi trust income of $0.1 million, and increased for total net impacts of the Tax Cuts and Jobs Act of $22.7 million.

(4) Amount represents $12.7 million of amortization expense associated with intangible assets acquired in business combinations, $8.8 million of stock-based compensation expense, $3.4 million of restructuring charges and $0.2 million of transaction expenses related to business combinations.

(5) Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $9.0 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
	Twelve Months Ended
	December 31, 2017				December 31, 2016
(in thousands, except percentages and per share data)	As Reported	Adjustments		Non-GAAP Results	As Reported	Adjustments		Non-GAAP Results
Total revenue	$1,095,250	$2,856	(1)	$1,098,106	$988,465	$103	(4)	$988,568
Operating income	390,728	118,567	(2)	509,295	376,242	88,114	(5)	464,356
Operating profit margin	35.7%			46.4%	38.1%			47.0%
Net income	$259,251	$88,663	(3)	$347,914	$265,636	$57,286	(6)	$322,922
Earnings per share – diluted:
Earnings per share	$2.98			$4.01	$2.99			$3.63
Weighted average shares	86,854			86,854	88,969			88,969

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $53.2 million of stock-based compensation expense, $49.8 million of amortization expense associated with intangible assets acquired in business combinations, $11.7 million of restructuring charges, $1.1 million of transaction expenses related to business combinations and the $2.9 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $52.5 million, excluding the impact of the Tax Cuts and Jobs Act, and rabbi trust income of $0.1 million, and increased for total net impacts of the Tax Cuts and Jobs Act of $22.7 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(5) Amount represents $50.8 million of amortization expense associated with intangible assets acquired in business combinations, $33.3 million of stock-based compensation expense, $3.4 million of restructuring charges, $0.4 million of transaction expenses related to business combinations and the $0.1 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $30.8 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending March 31, 2018
	ASC 605	ASC 606
	Earnings Per Share Range - Diluted	Earnings Per Share Range - Diluted
U.S. GAAP expectation	$0.82 - $0.92	$0.70 - $0.88
Adjustment to exclude acquisition-related amortization	$0.10 - $0.11	$0.10 - $0.11
Adjustment to exclude stock-based compensation	$0.07 - $0.09	$0.07 - $0.09
Non-GAAP expectation	$1.02 - $1.09	$0.90 - $1.05

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2018
	ASC 605	ASC 606
	Earnings Per Share Range - Diluted	Earnings Per Share Range - Diluted
U.S. GAAP expectation	$3.72 - $4.06	$3.38 - $4.11
Adjustment to exclude acquisition adjustments to deferred revenue	$0.01	-
Adjustment to exclude acquisition-related amortization	$0.34 - $0.36	$0.34 - $0.36
Adjustment to exclude stock-based compensation	$0.59 - $0.67	$0.59 - $0.67
Non-GAAP expectation	$4.76 - $5.00	$4.41 - $5.04

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Stock-based compensation expense (benefit) incurred in connection with the Company's deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Management similarly excludes income (expense) related to assets held in a rabbi trust in connection with the Company's deferred compensation plan. Specifically, the Company excludes stock-based compensation and income related to assets held in the deferred compensation plan rabbi trust during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Restructuring charges and the related tax impact. The Company occasionally incurs expenses for restructuring its workforce included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally does not incur these expenses as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of research and development expense and selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction expenses, derived from closed acquisitions, for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Tax Cuts and Jobs Act. The Company recorded charges in its income tax provision related to the enactment of the Tax Cuts and Jobs Act, including charges for the transition tax related to unrepatriated cash and the impacts of the tax rate change on net deferred tax assets. In addition, the Company was not able to realize a tax benefit related to foreign earnings repatriation due to the enactment of the Tax Cuts and Jobs Act. Management excludes these charges and the unrealized benefit for the purpose of calculating non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as (i) the charges are not expected to recur as part of its normal operations and (ii) both the charges and unrealized tax benefit resulted from the extremely infrequent event of major U.S. tax reform, the last such reform having occurred in 1986. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

If you’ve ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge, or put on wearable technology, chances are you've used a product where ANSYS software played a critical role in its creation. ANSYS is the global leader in Pervasive Engineering Simulation. We help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, ANSYS employs thousands of professionals, many of whom are expert M.S. and Ph.D.-level engineers in finite element analysis, computational fluid dynamics, electronics, semiconductors, embedded software and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 75 strategic sales locations throughout the world with a network of channel partners in 40+ countries. Visit www.ansys.com for more information.

Forward-Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for the first quarter of 2018 and fiscal year 2018 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, stock-based compensation expense and acquisition-related transaction costs with related tax impacts); statements regarding management's use of non-GAAP financial measures; statements regarding investing in the business; statements regarding the strength of customer demand for our products; statements regarding our pipeline of opportunities; statements regarding ANSYS 19, its features and their respective impact on our customers; statements related to our intent to move forward with investments in our core products, high-growth adjacent markets and our business infrastructure; and statements regarding the Tax Cuts and Jobs Act are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to, the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS’ customers’ ability to purchase products from the Company at the same level as prior periods or to pay for the Company’s products and services; the risk that declines in ANSYS’ customers’ business may lengthen customer sales cycles; the risk of declines in the economy of one or more of ANSYS’ primary geographic regions; the risk that ANSYS’ revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions; the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate; the risk that ANSYS has overestimated its ability to maintain growth and profitability, and control costs; uncertainties regarding the demand for ANSYS' products and services in future periods; uncertainties regarding customer acceptance of new products; the risk of ANSYS’ products' future compliance with industry quality standards and its potential impact on the Company’s financial results; the risk that the Company may need to change its pricing models due to competition and its potential impact on the Company’s financial results; the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products; the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales; the risk that the Company may not be able to recruit and retain key executives and technical personnel; the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently; the risk of unauthorized access to and distribution of the Company’s source code; the risk of the Company’s implementation of its new IT systems; the risk of difficulties in the relationship with ANSYS’ independent regional channel partners; the risk of ANSYS’ reliance on perpetual licenses and the result that any change in customer licensing behavior may have on the Company’s financial results; the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company’s existing product lines may not be successful; the risk of periodic reorganizations and changes within ANSYS’ sales organization; the risk of industry consolidation and the impact it may have on customer purchasing decisions; and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2017 Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.ansys.com for more information. The ANSYS IR App is now available for download on iTunes and Google Play. ANSYS also has a strong presence on the major social channels. To join the simulation conversation, please visit www.ansys.com/Social@ANSYS.

Beginning end-of-day March 15, 2018, ANSYS will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitutes the Company's current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by the Company. During the Quiet Period, ANSYS' representatives will not comment on ANSYS' business outlook, financial results or expectations. The Quiet Period will extend until the day when ANSYS' first quarter 2018 earnings release is published, which is currently scheduled for May 2, 2018.

Contact:

Investors:          Annette N. Arribas
                          724.820.3700
                          annette.arribas@ansys.com
Media:               Amy Pietzak
                          724.820.4367
                          amy.pietzak@ansys.com